Exhibit 4.5

[FORM OF 2027 FIXED RATE GLOBAL NOTE]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY NAMED BELOW OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITARY, TO THE DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

No. A-[__]	$_________

CUSIP: 437076 DB5

ISIN NUMBER: US437076DB56

The Home Depot, Inc.

Dated: June 25, 2024

4.875% Note due June 25, 2027

The Home Depot, Inc., a Delaware corporation (the “Company”), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of _________ DOLLARS ($_________) at the Company’s office or agency for said purpose in New York City, on June 25, 2027 (the “Maturity Date”), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually in arrears on June 25 and December 25 (each an “Interest Payment Date”) of each year, commencing on December 25, 2024, on said principal sum in like coin or currency at the rate per annum set forth above at said office or agency from the most recent Interest Payment Date to which interest on the Securities of this series has been paid or duly provided for or, if no interest on the Securities of this series has been paid or duly provided for, from the date hereof. The interest so payable on any Interest Payment Date will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on June 10 or December 10, as the case may be, immediately preceding the relevant Interest Payment Date (the “Regular Record Date”) whether or not such day is a Business Day, provided that interest may be paid, at the option of the Company, by mailing a check therefor payable to the registered holder entitled thereto at such holder’s last address as it appears on the Security Register or by wire transfer, in immediately available funds, to such bank or other entity in the continental United States as shall be designated in writing by such holder prior to the relevant Regular Record Date and shall have appropriate facilities for such purpose. If and for so long as all of the Securities of this series are represented by Securities in global form, the principal of, premium, if any, and interest on this Global Security shall be paid in same day funds to the Depositary, or to such name or entity as is requested by an authorized representative of the Depositary.

Reference is made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

THE HOME DEPOT, INC.

By:
Name:	Isabel C. Janci
Title:	Vice President – Investor Relations and Treasurer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Date: June 25, 2024

[Signature Page to 4.875% Fixed Rate Global Security]

REVERSE OF SECURITY

The Home Depot, Inc.

4.875% Note due June 25, 2027

This Security is one of a duly authorized issue of debt securities of the Company, issued or to be issued in one or more series pursuant to an indenture dated as of May 4, 2005 (the “Indenture”), duly executed and delivered by the Company to The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Securities of this series.

This Security will bear interest until the Maturity Date at the rate per annum shown above. If any Interest Payment Date, redemption date, Change of Control Payment Date (as defined below), or the Maturity Date of this Security is not a Business Day, then payment of principal, premium, if any, and interest will be made on the next succeeding Business Day. No interest will accrue on the amount so payable for the period from such Interest Payment Date, redemption date, Change of Control Payment Date, or Maturity Date, as the case may be, to the date payment is made. Interest will be computed on the basis of a 360-day year consisting of 12 months of 30 days each. The Company will pay interest on overdue principal of, premium, if any, and to the extent lawful, interest on overdue installments of interest on this Security, at the same rate. The Company hereby initially designates the Corporate Trust Office of the Trustee in New York City as the office or agency to be maintained by it where this Security may be presented for payment, registration of transfer, or exchange and where notices or demands to or upon the Company in respects of this Security or the Indenture may be served. “Business Day” shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing with respect to this series of Securities, the principal of all the outstanding Securities of this series may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the holders of a majority in aggregate principal amount of the Securities of this series then outstanding and that, prior to any such declaration, such holders may waive any past default under the Indenture and its consequences except a default in the payment of principal of, premium, if any, or interest on any of the Securities of this series. Any consent or waiver by the holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and any Security of this series which may be issued in exchange or substitution herefor, whether or not any notation thereof is made upon this Security or such other Securities of this series.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee, with the consent of the holders of at least a majority in aggregate principal amount of the Securities at the time outstanding, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities.

Notwithstanding the foregoing, without the consent of any holder of Securities of this series, the Company and the Trustee may amend or supplement the Indenture or the Securities of this series to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities of this series in addition to or in place of certificated Securities of this series, to provide for the assumption of the Company’s obligations to holders of Securities of this series in the case of a transaction described in Section 10.01 of the Indenture, to evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the Indenture necessary to provide for or facilitate the administration of the trusts by more than one trustee, to make any change that would provide any additional rights or benefits to the holders of Securities of this series or that does not adversely affect the legal rights under the Indenture of any such holder, or to comply with requirements of the Commission in order to maintain the qualification of the Indenture under the Trust Indenture Act.

No reference herein to the Indenture and no provision of this Security shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the place, times, and rate, and in the currency, herein prescribed.

The Securities of this series are issuable only as registered Securities without coupons in denominations of $2,000 and any multiple of $1,000 in excess thereof.

At the office or agency of the Company referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture and this Security, Securities of this series may be exchanged for a like aggregate principal amount of Securities of this series of other authorized denominations.

Upon due presentment for registration of transfer of this Security at the above-mentioned office or agency of the Company, a new Security or Securities of this series of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

Default in the performance, or breach, of the covenant set forth under “Offer to Repurchase Upon a Change of Control” will be an “Event of Default” under Section 5.01 of the Indenture, and the covenant set forth under such section will be subject to defeasance in accordance with Section 12.03 of the Indenture.

The Company, the Trustee, and any authorized agent of the Company or the Trustee, may deem and treat the registered holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company, the Trustee or any authorized agent of the Company or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and interest hereon and for all other purposes, and none of the Company, the Trustee nor any authorized agent of the Company or the Trustee shall be affected by any notice to the contrary.

The Securities of this series are subject to defeasance as described in the Indenture.

No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any Indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

The Indenture is hereby incorporated by reference and, to the extent of any conflict between the provisions hereof and the Indenture, the Indenture shall control. Terms used but not defined herein have the meanings assigned to such terms in the Indenture.

This Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, except as may otherwise be required by mandatory provisions of law.

Optional Redemption

Prior to the Par Call Date (as defined below), the Company may redeem the Securities at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Discount Rate (as defined below) less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Securities to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, the Company may redeem the Securities, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Applicable Date” means the Par Call Date.

“Discount Rate” means the Treasury Rate (as defined below) plus 10 basis points.

“Par Call Date” means May 25, 2027 (the date that is one month prior to the Maturity Date).

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company or its designee after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company or its designee shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Applicable Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Applicable Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company or its designee shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Applicable Date, as applicable. If there is no United States Treasury security maturing on the Applicable Date but there are two or more United States Treasury securities with a maturity date equally distant from the Applicable Date, one with a maturity date preceding the Applicable Date and one with a maturity date following the Applicable Date, the Company or its designee shall select the United States Treasury security with a maturity date preceding the Applicable Date. If there are two or more United States Treasury securities maturing on the Applicable Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company or its designee shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed at least 15 days but not more than 45 days before the redemption date to each holder of the Securities to be redeemed.

Prior to any redemption date, the Company shall be required to deposit with a paying agent money sufficient to pay the redemption price of, and accrued interest on, the Securities to be redeemed on such date. If the Company is redeeming less than all the Securities, the Trustee must select the Securities to be redeemed, either pro rata, by lot or by such other method as the Trustee deems fair and reasonable; provided, that so long as the Securities are represented by one or more Global Securities, interests in such Securities will be selected for redemption by the Depositary in accordance with its standard procedures therefor. No Securities of a principal amount of $2,000 or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption that relates to this Security will state the portion of the principal amount of this Security to be redeemed. A new Security in a principal amount equal to the unredeemed portion of this Security will be issued in the name of the holder of this Security upon surrender for cancellation of the original Security. For so long as the Securities are held by the Depositary (or another depositary), the redemption of the Securities shall be done in accordance with the policies and procedures of the depositary.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Securities or portions thereof called for redemption.

The Company may, in any notice of redemption delivered to holders of the Securities, specify in its discretion one or more conditions precedent that must be satisfied prior to the Company’s obligation to so redeem the Securities subject to such notice of redemption.

On the redemption date, the Company shall deliver to the Trustee an Officers’ Certificate stating the redemption price. The Trustee shall have no responsibility for determining the redemption price. Notwithstanding Section 11.02 of the Indenture, the notice of such redemption need not set forth the redemption price but only the manner of calculation thereof if such redemption price is not then ascertainable.

Offer to Repurchase Upon a Change of Control

If a Change of Control Triggering Event (as defined below) occurs, unless the Company has exercised its right to redeem the Securities of this series as described above, holders of the Securities of this series will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their Securities pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Company will be required to offer payment in cash equal to 101% of the aggregate principal amount of Securities of this series repurchased plus accrued and unpaid interest, if any, on the Securities of this series repurchased, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Company will be required to mail a notice to holders of the Securities of this series describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase such Securities on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures described herein and in such notice. The Company must comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities of this series as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions herein, the Company will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions herein by virtue of such conflicts.

On the Change of Control Payment Date, the Company will be required, to the extent lawful, to (i) accept for payment all Securities of this series or portions of such Securities properly tendered pursuant to the Change of Control Offer; (ii) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Securities of this series or portions of such Securities properly tendered; and (iii) deliver or cause to be delivered to the Trustee the Securities of this series properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities of this series or portions of such Securities being purchased.

“Below Investment Grade Rating Event” means the Securities of this series are rated below an Investment Grade Rating by each of the Rating Agencies (as defined below) on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Securities of this series is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Change of Control” means the occurrence of any of the following: (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person other than the Company or one of its Subsidiaries; or (ii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the Company’s voting stock.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Fitch” means Fitch Ratings.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Moody’s” means Moody’s Investors Service, Inc.

“Person” means any individual, partnership, corporation, limited liability company, joint stock company, business trust, trust, unincorporated association, joint venture or other entity, or a government or political subdivision or agency thereof.

“Rating Agencies” means (i) each of Fitch, Moody’s and S&P; and (ii) if any of Fitch, Moody’s or S&P ceases to rate the Securities of this series or fails to make a rating of the Securities of this series publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company (as certified by a Board Resolution) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

FORM OF TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.:

Please print or typewrite name and address including zip code of assignee of the within Security:

and all rights thereunder, hereby irrevocably constituting and appointing                                      to transfer said Security on the books of the Company with full power of substitution in the premises.

By:
Date:

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Increase or Decrease	Amount of decrease in Principal Amount of the Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian